As filed with the Securities and Exchange Commission on August 14, 2026.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

22nd CENTURY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0468420
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville North Carolina 27028
(Address of Principal Executive Office)( Zip Code)

AMENDED AND RESTATED 22nd CENTURY GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Jonathan Staffeldt

General Counsel

22nd Century Group, Inc.

321 Farmington Road, Mocksville

North Carolina 27028

(Name and address of agent for service)

(336) 940-3769

(Telephone Number, including area code, for agent for service)

Copy to:

John J. Wolfel, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided under Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on this form relating to an employee benefit plan is effective as a result of a deemed increase in the number of shares available under the Company’s Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”) resulting from the Company’s 1-for-20 reverse stock split in June 2026. Pursuant to Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements previously filed with respect to the Plan on Form S-8 (Registration Nos. 333-294704, 333-289671, 333-284645, 333-280748, 333-274091, 333-256616, 333-231262, 333-217771 and 333-195380).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 26, 2026;

(b)	Our definitive proxy statement filed with the SEC on April 29, 2026;

(c)	Our Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2026 and August 14, 2026;

(d)	Our Current Reports on Form 8-K filed with the SEC January 22, 2026, February 20, 2026, March 20, 2026, May 1, 2026, June 9, 2026 (as amended), June 11, 2026, July 2, 2026, August 5, 2026; and

(e)	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Commission on December 1, 2010).

3.1.1	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on March 4, 2014).

3.1.2	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on December 11, 2023).

3.1.3	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 3, 2024).

3.1.4	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on December 17, 2024).

3.1.5	Amendment to Certificate of Incorporation of the Company (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed June 10, 2025).

3.1.6	Amendment to Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to Form 8-K filed on January 22, 2026).

3.1.7	Amendment to Certificate of Incorporation dated June 12, 2026 (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 9, 2026)

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on January 30, 2014).

3.2.1	Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the Commission on April 28, 2015).

4.1	Description of Securities Registered Pursuant to Section 12 (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K filed on March 26, 2026)

5.1	Opinion of Foley & Lardner LLP with respect to the legality of the shares being registered (filed herewith).

10.1	Amended and Restated 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference from Appendix B to the Company’s definitive proxy statement filed June 10, 2025))

10.2	Form of Executive RSU Award Agreement under 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021).

10.3	Form of Director RSU Award Agreement under 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021).

10.4	Form of Option Award Agreement under 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021).

23.1	Consent of WithumSmith+Brown, P.C. (filed herewith).

23.2	Consent of Freed Maxick P.C (filed herewith).

23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

107	Filing Fee Exhibit (filed herewith).

Documents incorporated by reference to filings made by 22nd Century Group, Inc. under the Securities Exchange Act of 1934 are under SEC File No. 001-36338.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mocksville, North Carolina, on this 14th day of August, 2026.

22ND CENTURY GROUP, INC.

By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence D. Firestone and Daniel A. Otto, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 14th day of August, 2026.

Signature	Title

/s/ Lawrence D. Firestone	Chairman of the Board of Directors and Chief Executive
Lawrence D. Firestone	Officer (Principal Executive Officer)

/s/ Daniel A. Otto	Chief Financial Officer (Principal Financial and Accounting Officer)
Daniel A. Otto

/s/ Andrew Arno	Lead Independent Director
Andrew Arno

/s/ David Keys	Director
David Keys

/s/ Lucille S. Salhany	Director
Lucille S. Salhany